Exhibit 23.2
Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-267843) of D-Wave Quantum Inc. of our report dated April 18, 2023, except for the effects of the restatement discussed in Note 3 to the consolidated financial statements, which is dated March 15, 2024 relating to the consolidated financial statements (as restated), which appears in this Form 10-K/A.

/s/PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
March 15, 2024